EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is entered into this 30th day of August, 1999 (the "Effective Date") by and between DAVID P. TUSA ("Employee") and BILLING CONCEPTS CORP., a Delaware corporation (the "Company").

                                   WITNESSETH:

      WHEREAS, the Company and Employee desire to enter into an agreement to establish the terms of Employee's employment with the Company and to set forth each party's duties and obligations to the other;

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Agreement is entered into to read as follows:

                                    ARTICLE I
                                     DUTIES

      1.1 DUTIES. During the term of this Agreement, the Company agrees to employ Employee as Senior Vice President and Chief Financial Officer of the Company, and Employee agrees to serve the Company in such capacities or in such other capacities (subject to Employee's termination rights under Section 4.2) as the Board of Directors of the Company may direct, all upon the terms and subject to the conditions set forth in this Agreement.

      1.2 EXTENT OF DUTIES. Employee shall devote all of his business time, energy and skill to the affairs of the Company as the Company, acting through its Board of Directors, shall reasonably deem necessary to discharge Employee's duties in such capacities. Employee may participate in social, civic, charitable, religious, business, education or professional associations, so long as such participation would not materially detract from Employee's ability to perform his duties under this Agreement. Employee shall not engage in any other business activity during the term of this Agreement without the prior written consent of the Company, other than the passive management of employee's personal investments or activities which would not materially detract from Employee's ability to perform his duties under this Agreement. Notwithstanding the above, Employee may spend one (1) business day per week through September 30, 1999 at the offices of his former employer in Houston, Texas.

                                   ARTICLE II
                               TERM OF EMPLOYMENT

      2.1 GENERAL TERM OF EMPLOYMENT. The term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year. The term of this Agreement shall be

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automatically extended on each one (1)-year anniversary of this Agreement for an additional one-year term unless, at least thirty (30) days prior to the end of the then effective one-year term, the Company shall give Employee written notice of its election to terminate this Agreement as of the end of the then effective one-year term. In the event the Company elects to so terminate this Agreement, the Company shall pay Employee, within fifteen (15) days of the effective date of such termination, a lump-sum payment equal to (without discounting to present value) one times his then effective annual base salary under Section 3.1 hereof. Payment of such sum by the Company shall constitute Employee's full severance pay, and the Company shall have no further obligation to Employee arising out of such termination. This Agreement is also subject to earlier termination as hereinafter provided.

                                   ARTICLE III
                                  COMPENSATION

      3.1 ANNUAL BASE COMPENSATION. As compensation for services rendered under this Agreement, Employee shall be entitled to receive from Company an annual base salary of $175,000 (before standard deductions) during the initial term of this Agreement. Employee's annual base salary shall be subject to review and adjustment by the Compensation Committee of the Company (the "Compensation Committee") on an annual basis, provided that any such adjustment shall not result in a reduction in Employee's annual base salary below $175,000 without Employee's consent. Employee's annual base salary shall be payable at regular intervals in accordance with the prevailing practice and policy of the Company.

      3.2 APARTMENT AND UTILITIES. The Company will provide Employee with a Company-paid furnished corporate apartment in San Antonio, Texas, through February 29, 2000, or such later date if deemed appropriate in light of duties necessary in his capacity as Senior Vice President and Chief Financial Officer.

      3.3 INCENTIVE BONUS. As additional compensation for services rendered under this Agreement, the Compensation Committee may, in its sole discretion and without any obligation to do so, declare that Employee shall be entitled to an annual incentive bonus (whether payable in cash, stock, stock rights or other property) as the Compensation Committee shall determine. If any such bonus is declared, the bonus shall be payable in accordance with the terms prescribed by the Compensation Committee.

      3.4 RELOCATION EXPENSES. The Company will reimburse Employee for expenses incurred in moving his household from Houston, Texas to San Antonio, Texas, up to an aggregate of $52,500, pursuant to the terms of the Employee Relocation Agreement effective August 30, 1999 by and between the Company and Employee, a copy of which is attached hereto as Exhibit "A." The Company understands that Employee may choose to lease a residence in San Antonio and purchase a home at a later date; therefore, relocation expenses are deemed to include those expenses related to the later home purchase and associated move.

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      3.5 OTHER BENEFITS. Employee shall, in addition to the compensation provided for in Sections 3.1, 3.2, 3.3 and 3.4 above, be entitled to all benefits available to Company executives, including the following:

            (a) MEDICAL, HEALTH AND DISABILITY BENEFITS. Employee shall be entitled to receive all of the medical, health and disability benefits that may, from time to time, be provided by the Company to its executive officers.

            (b) OTHER BENEFITS. Employee shall also be entitled to receive any other benefits provided by the Company to all employees of the Company as a group, or all executive officers of the Company as a group, including any profit sharing, 401(k), deferred compensation or retirement benefits.

            (c) VACATION PAY. Employee shall be entitled to an annual vacation as determined in accordance with the prevailing practice and policy of the Company.

            (d) HOLIDAYS. Employee shall be entitled to holidays in accordance with the prevailing practice and policy of the Company.

            (e) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all expenses reasonably incurred by Employee on behalf of the Company in accordance with the prevailing practice and policy of the Company, including those necessary to maintain his professional license.

                                   ARTICLE IV
                                   TERMINATION

      4.1 TERMINATION BY THE COMPANY WITHOUT CAUSE. Subject to the provisions of this Section 4.1, this Agreement may be terminated by the Company without cause upon thirty (30) days' prior written notice thereof given to Employee. In the event of termination pursuant to this Section 4.1, the Company shall pay Employee, within fifteen (15) days of the effective date of such termination, a lump-sum payment equal to (without discounting to present value) (a) one half (1/2) of his then effective annual base salary under Section 3.1 hereof if such termination occurs during the first twelve (12) months of the term of this Agreement or (b) one times his then effective annual base salary under Section
3.1 hereof if such termination occurs after the first twelve (12) months of the term of this Agreement. Payment of such sum by the Company shall constitute Employee's full severance pay, and the Company shall have no further obligation to Employee arising out of such termination.

      4.2 VOLUNTARY TERMINATION BY EMPLOYEE FOR GOOD REASON. Employee may at any time voluntarily terminate his employment for "good reason" (as defined below). In the event of such voluntary termination for "good reason," the Company shall pay Employee, within fifteen (15) days of the effective date of such termination, a lump-sum payment equal to (without discounting to present value)
(a) one half (1/2) of his then effective annual base salary under Section 3.1 hereof if such termination occurs during the first twelve (12) months of the term of this Agreement or (b)

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one times his then effective annual base salary under Section 3.1 hereof if such termination occurs after the first twelve (12) months of the term of this Agreement.

            For purposes of this Agreement, "good reason" shall mean the occurrence of any of the following events:

            (a) Removal from the offices Employee holds on the date of this Agreement or a material reduction in Employee's authority or responsibility, including, without limitation, involuntary removal from the Board of Directors, but not including termination of Employee for "cause," as defined below;

            (b) A reduction in the Employee's then effective base salary under
Section 3.1; or

            (c) A requirement that Employee relocate more than thirty-five (35) miles from the Company's current corporate headquarters; or

            (d) The Company otherwise commits a material breach of this Agreement.

      4.3. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement at any time if such termination is for "cause" (as defined below), by delivering to Employee written notice describing the cause of termination thirty
(30) days before the effective date of such termination and by granting Employee at least thirty (30) days to cure the cause. In the event the employment of Employee is terminated for "cause," Employee shall be entitled only to the base salary earned PRO RATA to the date of such termination with no entitlement to any base salary continuation payments or benefits continuation (except as specifically provided by the terms of an employee benefit plan of the Company). Except as otherwise provided in this Agreement, the determination of whether Employee shall be terminated for "cause" shall be made by the Board of Directors of the Company, in the reasonable exercise of its business judgment, and shall be limited to the occurrence of the following events:

            (a) Conviction of or a plea of NOLO CONTENDERE to the charge of a felony (which, through lapse of time or otherwise, is not subject to appeal);

            (b) Willful refusal without proper legal cause to perform, or gross negligence in performing, Employee's duties and responsibilities;

            (c) Material breach of fiduciary duty to the Company through the misappropriation of Company funds or property; or

            (d) The unauthorized absence of Employee from work (other than for sick leave or disability) for a period of thirty (30) working days or more during any period of forty-five (45) working days during the term of this Agreement.

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      4.4 TERMINATION UPON DEATH OR PERMANENT DISABILITY. In the event that
Employee dies, this Agreement shall terminate upon Employee's death. Likewise, if Employee becomes unable to perform the essential functions of the position, with or without reasonable accommodation, on account of illness, disability or other reason whatsoever for a period of more than six (6) consecutive or nonconsecutive months in any twelve (12)-month period, this Agreement shall terminate effective upon such incapacity, and Employee (or his legal representatives) shall be entitled only to the base salary earned PRO RATA to the date of such termination with no entitlement to any base salary continuation payments or benefits continuation (except as specifically provided by the terms of an employee benefit plan of the Company).

      4.5 VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate this Agreement at any time upon delivering thirty (30) days' written notice of resignation to the Company. In the event of such voluntary termination other than for "good reason" (as defined above), Employee shall be entitled to his base salary earned PRO RATA to the date of his resignation, but no base salary continuation payments or benefits continuation (except as specifically provided by the terms of an employee benefit plan of the Company). On or after the date the Company receives notice of Employee's resignation, the Company may, at its option, pay Employee his base salary through the effective date of his resignation and terminate his employment immediately.

      4.6   TERMINATION FOLLOWING CHANGE OF CONTROL.

            (a) Notwithstanding anything to the contrary contained herein, should Employee at any time within 12 months of the occurrence of a "change of control" (as defined below) cease to be an employee of the Company (or its successor), by reason of (i) termination by the Company (or its successor) other than for "cause" (following a change of control, "cause" shall be limited to the conviction of or a plea of NOLO CONTENDERE to the charge of a felony which, through lapse of time or otherwise, is not subject to appeal, or a material breach of fiduciary duty to the Company through the misappropriation of Company funds or property) or (ii) voluntary termination by Employee for "good reason upon change of control" (as defined below), then in any such event, (1) the Company shall pay Employee, within 45 days of the severance of employment described in this Section 4.6, a lump-sum payment equal to (without discounting to present value) one half (1/2) of his then effective annual base salary under
Section 3.1 hereof if such termination occurs during the first twelve (12) months of the term of this Agreement or one times his then effective annual base salary under Section 3.1 hereof if such termination occurs after the first twelve (12) months of the term of this Agreement, (2) Employee shall be entitled to all benefits provided under Section 3.5 hereof for one year from such termination, to the extent continuation of such benefits is not prohibited by applicable state and/or federal law, and (3) immediately prior to the effective date of such termination, all outstanding stock options held by Employee not already vested and exercisable shall become fully vested and exercisable.

            (b) As used in this Section, voluntary termination by Employee for "good reason upon change of control" shall mean (i) removal of Employee from the offices Employee holds on the date of this Agreement, (ii) a material reduction in Employee's authority or responsibility, including, without limitation, involuntary removal from the Board of Directors, (iii) relocation of the Company's headquarters from Bexar County, Texas, (iv) a reduction in Employee's then

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effective base salary under Section 3.1 or (v) the Company otherwise commits a breach of this Agreement.

            (c) As used in this Agreement, a "change of control" shall be deemed to have occurred if (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities, or (ii) at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to consist of "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two thirds of the directors then still in office who were directors prior to such transaction), or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

      4.7 EXCLUSIVITY OF TERMINATION PROVISIONS. The termination provisions of this Agreement regarding the parties' respective obligations in the event Employee's employment is terminated are intended to be exclusive and in lieu of any other rights or remedies to which Employee or the Company may otherwise be entitled at law, in equity or otherwise. It is also agreed that, although the personnel policies and fringe benefit programs of the Company may be unilaterally modified from time to time, the termination provisions of this Agreement are not subject to modification, whether orally, impliedly or in writing, unless any such modification is mutually agreed upon and signed by the parties.

                                    ARTICLE V
                   CONFIDENTIAL INFORMATION AND NONCOMPETITION

      5.1 NONDISCLOSURE. During the term of this Agreement and thereafter, Employee shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company) confidential information, proprietary data or trade secrets of the Company (or any of its subsidiaries), including but not limited to customer, business planning or business strategy information, except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company (or any of its

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subsidiaries). All documents which Employee prepared or which may have been provided or made available to Employee in the course of work for the Company shall be deemed the exclusive property of the Company and shall remain in the Company's possession. Upon the termination of Employee's employment with the Company, regardless of the reason for such termination, Employee shall promptly deliver to the Company all materials of a confidential nature relating to the business of the Company (or any of its subsidiaries) which are within Employee's possession or control.

      5.2 NONCOMPETITION. The Company and Employee agree that the services rendered by Employee hereunder are unique and irreplaceable. For this reason and in consideration of the benefits of this Agreement, specifically including but not limited to applicable termination pay provisions, as well as confidential/proprietary/trade secret information provided to Employee, Employee hereby agrees that, during the term of this Agreement, he shall not (except in the course of his employment under this Agreement and in furtherance of the business of the Company (or any of its subsidiaries)) (i) engage in, as principal, consultant or employee, any segment of a business of a company, partnership or firm ("Business Segment") that is directly competitive with any significant business of the Company in one of its major commercial or geographic markets or (ii) hold an interest (except as a holder of less than 5% interest in a publicly traded firm or mutual funds, or as a minority stockholder or unitholder in a form not publicly traded) in a company, partnership or firm with a Business Segment that is directly competitive, without the prior written consent of the Company.

      5.3 VALIDITY OF NONCOMPETITION. The foregoing provisions of Section 5.2 shall not be held invalid because of the scope of the territory covered, the actions restricted thereby or the period of time such covenant is operative. Any judgment of a court of competent jurisdiction may define the maximum territory, the actions subject to and restricted by Section 5.2 and the period of time during which such agreement is enforceable.

      5.4 NONCOMPETITION COVENANTS INDEPENDENT. The covenants of Employee contained in Section 5.2 will be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by the Employee against the Company will not constitute a defense to the enforcement by the Company of said covenants. Employee understands that the covenants contained in Section 5.2 are essential elements of the transaction contemplated by this Agreement, and but for the agreement of Employee to Section 5.2, the Company would not have agreed to enter into such transaction. Employee has been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Section 5.2 and its provisions with specific regard to the nature of the business conducted by the Company, and Employee acknowledges that Section 5.2 and its provisions are reasonable in all respects.

      5.5 COOPERATION. In the event of termination, and regardless of the reason for such termination, Employee agrees to cooperate with the Company and its representatives by responding to questions, attending meetings, depositions, administrative proceedings and court hearings, executing documents and cooperating with the Company and its legal counsel with respect to issues, claims, litigation or administrative proceedings of which Employee has personal or corporate knowledge. Employee further agrees to maintain in strict confidence any information or knowledge Employee has regarding current or future claims, litigation or administrative proceedings involving

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the Company (or any of its subsidiaries). Employee agrees that any communication with a party adverse to the Company, or with a representative, agent or counsel for such adverse party, relating to any claim, litigation or administrative proceeding, shall be solely and exclusively through counsel for the Company.

      5.6 REMEDIES. In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 5.1, 5.2 or 5.5, the Company shall be entitled to a temporary restraining order and an injunctive restraining the Employee from the commission of such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages.

                                   ARTICLE VI
                                 INDEMNIFICATION

      The Company shall indemnify and hold harmless Employee from any and all claims (whether in court or before a regulatory or administrative body), liabilities, damages and expenses, including without limitation reasonable attorneys' fees incurred by Employee or his agents, arising out of or related to the acts or omissions (including negligence) of Employee in the provision of services or performance of duties under this Agreement. This indemnification section shall survive and continue in full force and effect after the expiration of this Agreement.

                                   ARTICLE VII
                                   ARBITRATION

      Except for the provisions of Sections 5.1, 5.2 and 5.5 dealing with issues of nondisclosure, noncompetition and cooperation, with respect to which the Company reserves the right to petition a court directly for injunction or other relief, any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or between Employee, his heirs, executors, administrators, legal representatives, successors and assigns and the Company and its affiliates, arising out of or related to the Employee's employment with the Company, any resignation from or termination of such employment and/or the terms and conditions of this Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. ss.ss.1-15, as amended. Each of the parties to this Agreement shall appoint one person as an arbitrator to hear and determine such disputes, and if they should be unable to agree, then the two arbitrators shall choose a third arbitrator from a panel made up of experienced arbitrators selected pursuant to the procedures of the American Arbitration Association (the "AAA") and, once chosen, the third arbitrator's decision shall be final, binding and conclusive upon the parties to this Agreement. Each party shall be responsible for the fees and expenses of its/his arbitrator, and the fees and expenses of the third arbitrator shall be shared equally by the parties. The terms of the commercial arbitration rules of the AAA shall apply except to the extent they conflict with the provisions of this paragraph. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas, San Antonio Division, for a judgment to be entered upon any award entered through such arbitration proceedings.

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                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties and cancels and supersedes all other agreements between the parties which may have related to the subject matter contained in this Agreement.

      8.2 MODIFICATION; AMENDMENT; WAIVER. No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.

      8.3 GOVERNING LAW; JURISDICTION. This Agreement and performance under it, and all proceedings that may ensue from its breach, shall be construed in accordance with and under the laws of the State of Texas.

      8.4 EMPLOYEE'S REPRESENTATIONS. Employee represents and warrants that he is free to enter into this Agreement and to perform each of the terms and covenants of it. Employee represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of any other agreement between Employee and any other person or entity.

      8.5 THE COMPANY'S REPRESENTATIONS. The Company represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants of it. The Company represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement and that its execution and performance of this Agreement is not a violation or breach of any other agreements between the Company and any other person or entity. The Company represents and warrants that this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

      8.6 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      8.7 ASSIGNMENT. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of their respective successors, assigns, executors, administrators and heirs, provided, however, that neither the Company nor Employee any assign any duties under this Agreement without the prior written consent of the other.

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      8.8 LIMITATION. This Agreement shall not confer any right or impose any obligation on the Company to continue the employment of Employee in any capacity, or limit the right of the Company or Employee to terminate Employee's employment.

      8.9 ATTORNEYS' FEES AND COSTS. If any action at law or in equity is brought to enforce or interpret the terms of this Agreement or any obligation owing thereunder, venue will be in Bexar County, Texas and the prevailing party shall be entitled to reasonable attorney's fees and all costs and expenses of suit, including, without limitation, expert and accountant fees, and such other relief which a court of competent jurisdiction may deem appropriate.

      8.10 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given in person or by either personal delivery, overnight delivery or first-class mail, certified or registered with return receipt requested, with postage or delivery charges prepaid, and shall be deemed to have been duly given when delivered personally, upon actual receipt, and on the next business day when sent via overnight delivery, or three (3) days after mailing first class, certified or registered with return receipt requested, to the respective persons named below:

            If to the Company:      Corporate Secretary
                                    Billing Concepts Corp.
                                    7411 John Smith Drive, Suite 200
                                    San Antonio, Texas 78229

            If to Employee:         David P. Tusa
                                    7411 John Smith Drive, Suite 200
                                    San Antonio, Texas  78229

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year indicated above.

                  COMPANY:          BILLING CONCEPTS CORP.


                                    By:    /S/ PARRIS H. HOLMES, JR.
                                    Name:    PARRIS H. HOLMES, JR.
                                    Title:   CHAIRMAN AND CEO




                  EMPLOYEE:         /S/ DAVID P. TUSA
                                    DAVID P. TUSA

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